SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):
                        February 1, 1994



                      Bowater Incorporated
     (Exact name of registrant as specified in its charter)


Delaware                    1-8712                    62-0721803
(State or other             (Commission           (I.R.S. Employer
jurisdiction of              File Number)          Identification
incorporation)                                         No.)


                     55 East Camperdown Way
                          P.O. Box 1028
                      Greenville, SC 29602
       (Address of principal executive offices; zip code)


Registrant's telephone number, including area code: 803 271-7733



  (Former name or former address, if changed since last report)



ITEM 7:  Financial Statements and Exhibits


     (c)  Exhibits

     1.1 Purchase Agreement and Pricing Agreement, each dated as of February 1, 1994, by and among Bowater Incorporated, Merrill Lynch & Co. and Salomon Brothers Inc as representives of the several underwriters with respect to the 7% PRIDES, Series B Convertible Preferred Stock, par value $1 per share, of Bowater Incorporated (the "PRIDES").

     1.2 Purchase Agreement and Pricing Agreement, each dated as of February 1, 1994, by and among Bowater Incorporated and the Representatives of the several underwriters listed therein with respect to the 8.40% Series C Cumulative Preferred Stock, par value $1 per share, of Bowater Incorporated (the "Series C Stock").

     4.1 Certificate of Designations of the PRIDES filed on February 4, 1994 in the office of the Secretary of State of Delaware.

     4.2 Certificate of Designations of the Series C Stock filed on February 4, 1994 in the office of the Secretary of State of Delaware.

     4.3 Deposit Agreement, dated as of February 1, 1994, by and among Bowater Incorporated, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the PRIDES.

     4.4 Deposit Agreement, dated as of February 1, 1994, by and among Bowater Incorporated, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Series C Stock.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED

By:  /s/ Robert C. Lancaster
     ---------------------------
Name: Robert C. Lancaster

Title: Senior Vice President and
     Chief Financial Officer


Date:  February 15, 1994